EXHIBIT 99.1

                                               Filed by Kimco Realty Corporation
                                  Pursuant to Rule 165 and Rule 425(a) under the
                                United States Securities Act of 1933, as amended

                            Subject Company: Pan Pacific Retail Properties, Inc.
                                                   Commission File No. 001-13243
                                                             Date: July 11, 2006


KIMCO REALTY CORPORATION AND PAN PACIFIC RETAIL PROPERTIES, INC. ANNOUNCE MERGER AGREEMENT

NEW HYDE PARK, N.Y. and SAN DIEGO, July 10 -- Kimco Realty Corporation (NYSE: KIM) and Pan Pacific Retail Properties, Inc. (NYSE: PNP) today announced that the two companies have entered into a definitive merger agreement.

Under the terms of the agreement, Kimco will acquire all of the outstanding shares of Pan Pacific for a total merger consideration of $70.00 per share in cash. Kimco may elect to issue up to $10 per share of the total merger consideration in the form of Kimco common stock to be based upon the 10- day average closing price of Kimco shares two trading days prior to the Pan Pacific stockholders' meeting to approve the transaction. The election to issue Kimco common stock may be made up to 15 days prior to the Pan Pacific stockholders' meeting and may be revoked by Kimco at any time if the revocation would not delay the stockholders' meeting for more than 10 business days.

The transaction has a total value of approximately $4.0 billion, including Pan Pacific's outstanding debt totaling approximately $1.1 billion and approximately $2.9 billion in equity value. Kimco has received financing commitments totaling up to $3.0 billion, which it may use to fund all or a portion of the total merger consideration.

Pan Pacific's portfolio totals 138 properties, encompassing approximately 22.6 million square feet. Kimco expects to target a substantial number of the properties for its strategic co-investment programs. These programs have produced solid investment returns and growth while further expanding Kimco's investment and property management business.

"We feel very good about the quality and long term prospects for the neighborhood shopping centers in Pan Pacific's portfolio," said Kimco's Chairman and Chief Executive Officer, Milton Cooper. "This merger fits well with our strategy of owning the highest quality shopping center portfolio, growing our management business and generating solid investment returns for our partners and shareholders while conserving our own equity capital," he added.

Stuart Tanz, President and Chief Executive Officer of Pan Pacific stated "We believe that this offer by the nation's largest publicly-traded owner of shopping centers is in the best interest of our stakeholders and represents an attractive price that fairly reflects the value of Pan Pacific."

The merger has been unanimously approved by both companies' board of directors. The transaction is expected to close during the fourth quarter of 2006. The merger is subject to customary closing conditions, including approval by the Pan Pacific

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stockholders.

Latham & Watkins acted as legal counsel for Pan Pacific. Houlihan Lokey Howard & Zukin served as a fairness opinion provider to Pan Pacific. Wachtell, Lipton, Rosen & Katz and Greenburg Traurig acted as legal counsel for Kimco. Venable LLP acted as Maryland counsel to the transaction. J.P. Morgan and Merrill Lynch have agreed to provide the aforementioned financing commitment.

About Kimco

Kimco, a publicly-traded real estate investment trust, has specialized in shopping center acquisitions, development and management for over 45 years, and owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 1,117 properties comprising approximately
143.2 million square feet of leasable space located throughout 45 states, Canada, Mexico and Puerto Rico. More information about Kimco can be found at HTTP://WWW.KIMCOREALTY.COM.

About Pan Pacific

Pan Pacific Retail Properties, Inc. is an equity real estate investment trust
(REIT) traded on the New York Stock Exchange under the symbol PNP. The Company is the largest neighborhood shopping center REIT focused exclusively on the West Coast. Pan Pacific's portfolio currently totals 138 properties, encompassing approximately 22.6 million square feet. The portfolio is diversified across five distinct regions in the Western United States: Northern California, Southern California, Washington, Oregon, and Nevada.

Pan Pacific specializes in the acquisition, ownership, and management of community and neighborhood shopping centers for everyday essentials. The Company's strategy is aimed at generating long-term cash stable cash flow through maintaining a diverse portfolio and tenant base, balanced with consistent growth through implementing its acquisition and property management programs.

Pan Pacific is headquartered in Vista (San Diego), California, and has regional offices located in Sacramento, California; Kent, Washington; Portland, Oregon; and Las Vegas, Nevada.

Additional information on Pan Pacific is available on the Company's website at HTTP://WWW.PPRP.COM.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking

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statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Kimco, Pan Pacific and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the shareholders of Pan
Pacific, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, the addition of properties to Kimco's strategic co-investment program, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Additional Information and Where to Find It

This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Kimco and Pan Pacific expect to file a proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about Kimco and Pan Pacific and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Kimco and Pan Pacific with the SEC at the SEC's website at WWW.SEC.GOV. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Kimco or Pan Pacific by directing such request to: Kimco Realty Corporation, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020
Attention: Investor Relations or Pan Pacific Retail Properties, Inc., 1631B South Melrose Drive, Vista, California 92083 Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

Kimco and Pan Pacific and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Pan Pacific in connection with the merger. Information about Kimco and its directors and executive officers, and their ownership of Kimco securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Kimco, which was filed with the SEC on April 12, 2006. Information about Pan Pacific and its directors and executive officers, and their ownership of Pan Pacific securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Pan Pacific, which was filed with the SEC on March 24, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

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     Kimco Contact:                         Pan Pacific Contact:
      Scott G. Onufrey                        Carol Merriman
      Vice President - Investor Relations     Investor Relations
      516-869-7190                            760-598-2002